As filed with the Securities and Exchange Commission on June 25, 2002             Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INVISION TECHNOLOGIES, INC

(Exact name of registrant as specified in its charter)

Delaware	94-3123544
(State of Incorporation)	(I.R.S. Employer Identification No.)

7151 Gateway Boulevard

Newark, California  94560

(510) 739-2400

(Address of principal executive offices including zip code)

2000 Equity Incentive Plan

2002 Employee Stock Purchase Plan

(Full title of the plans)

Ross Mulholland

Senior Vice President and

Chief Financial Officer

InVision Technologies, Inc.

7151 Gateway Boulevard

Newark, California  94560

(510) 739-2400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Jones, Esq.

Brett D. White, Esq.

COOLEY GODWARD LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California

(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,526,964	See table below.	$47,500,026	$4,370

(1)

Estimated solely for the purpose of calculating the registration fee of this offering pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The offering price per share and aggregate offering price are based on (i) the weighted average exercise price for shares subject to outstanding options granted under the 2000 Equity Incentive Plan and (ii) the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Stock Market on June 24, 2002, in accordance with Rule 457(c) of the Securities Act.

The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable pursuant to outstanding options under the 2000 Equity Incentive Plan	666,750	$41.89	$27,930,157.50
Shares issuable pursuant to future grants under the 2000 Equity Incentive Plan	610,214	$22.75	$13,882,368.50
Shares issuable pursuant to the 2002 Employee Stock Purchase Plan	250,000	$22.75	$5,687,500

Proposed Maximum Offering Price			$47,500,026

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by InVision Technologies, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a)   the Registrant’s Annual Report on Form 10-K, as filed with the SEC on March 7, 2002 (Commission File No. 0-28236);

(b)   the Registrant’s Amendment No. 1 to Annual Report on Form 10-K/A, as filed with the SEC on March 25, 2002 (Commission File No. 0-28236);

(c)   the Registrant’s Amendment No. 2 to Annual Report on Form 10-K/A, as filed with the SEC on March 27, 2002 (Commission File No. 0-28236);

(d)   the Registrant’s Amendment No. 3 to Annual Report on Form 10-K/A, as filed with the SEC on May 8, 2002 (Commission File No. 0-28236);

(e)   the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as filed with the SEC on May 15, 2002 (Commission File No. 0-28236);

(f)    the Registrant’s Current Report on Form 8-K, as filed with the SEC on March 7, 2002 (Commission File No. 0-28236);

(g)   the Registrant’s Current Report on Form 8-K, as filed with the SEC on March 15, 2002 (Commission File No. 0-28236);

(h)   the Registrant’s Current Report on Form 8-K, as filed with the SEC on April 2, 2002 (Commission File No. 0-28236); and

(i)    the description of the Registrant’s common stock contained in its Current Report on Form 8-K, as filed with the SEC on March 7, 2002 (Commission File No. 0-28236).

                    All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant’s Amended and

2.

Restated Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the Registrant has entered into separate indemnification agreements with its directors and executive officers which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

These indemnification provisions and the indemnification agreements entered into between the Registrant and its executive officers and directors may be sufficiently broad to permit indemnification of the Registrant’s executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

Exhibit Number

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Deloitte & Touche LLP, Independent Auditors

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages

99.1	2000 Equity Incentive Plan, as amended

99.2	2002 Employee Stock Purchase Plan

ITEM 9.  UNDERTAKINGS

(a)           The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

3.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on June 25, 2002.

INVISION TECHNOLOGIES, INC.

/s/ Ross Mulholland
By:	Ross Mulholland
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sergio Magistri and Ross Mulholland, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sergio Magistri
Sergio Magistri	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2002
/s/ Ross Mulholland
Ross Mulholland	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2002

Giovanni Lanzara	Chairman of the Board

/s/ Stephen Blum
Stephen Blum	Director	June 25, 2002

5.

Signature	Title	Date

/s/ Douglas P. Boyd
Douglas P. Boyd	Director	June 25, 2002

Morris D. Busby	Director

/s/ David Pillor
David Pillor	Director	June 25, 2002

/s/ Bruno Trezza
Bruno Trezza	Director	June 25, 2002

/s/ Louis A. Turpen
Louis A. Turpen	Director	June 25, 2002

6.

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Deloitte & Touche LLP, Independent Auditors

23.2	Consent of PricewaterhouseCoopers LLP, Independent Accountants

23.3	Consent of Cooley Godward llp is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages

99.1	2000 Equity Incentive Plan, as amended

99.2	2002 Employee Stock Purchase Plan

7.